Exhibit 99.1

Biodel’s Concentrated Insulin BIOD-531 Demonstrates Superior Post-Meal Glucose Control Compared
to Marketed Prandial/Basal Insulins in Patients with Diabetes Who Require High Doses of Insulin

Phase 2a Clinical Trial Data Demonstrate that BIOD-531 Provides Superior Glucose Control Compared to Humalog® Mix 75/25 and Humulin® R U-500

Conference Call and Webcast Will be Held Today, Wednesday, January 7, 2015, 5:00 PM Eastern Standard Time

DANBURY, Conn., January 7, 2015 - Biodel Inc. (Nasdaq: BIOD) announced positive preliminary results from Study 3-151, a Phase 2a clinical trial comparing Biodel’s proprietary, concentrated insulin formulation BIOD-531 to Humalog® Mix 75/25 and Humulin® R U-500 in patients with type 1 and type 2 diabetes with severe insulin resistance who use at least 150 units of insulin per day or at least 100 units of insulin in a single injection.

Data Highlights

•	In the primary efficacy analysis, BIOD-531 was associated with superior glucose control compared to Humulin® R U-500 and Humalog® Mix 75/25 when the insulins were dosed immediately before breakfast.
•	Over a 24 hour period of observation, BIOD-531 and Humulin® R U-500 were associated with superior glucose control compared to Humalog® Mix 75/25 when dosed immediately before the breakfast and dinner meals.
•	BIOD-531 dosed 20 minutes after the breakfast and dinner meals also resulted in superior glucose control over the 24-hour period of observation compared to Humalog® Mix 75/25 dosed before the meals.
•	BIOD-531 dosed after the breakfast and dinner meals was as effective as Humulin® R U-500 dosed before the meals.
•	Mean visual analog scores and absolute severity scores were low for all treatment groups, suggesting excellent injection site tolerability.

Many type 2, and some type 1, diabetes patients in clinical practice are treated with pre-mixed insulins, such as Humalog® Mix 75/25, in order to receive both basal and prandial insulin in single injections. Pre-mixed insulin is commonly dosed before breakfast and before dinner and is usually used in patients who are not candidates for an intensive basal-bolus insulin regimen which often requires four or more injections per day. Humulin® R U-500 is used most commonly to treat type 2 diabetes patients with severe insulin resistance who require very high doses of insulin—typically greater than 150 units per day. Humulin® R U-500 is currently the only concentrated insulin available in the U.S.

Exhibit 99.1

BIOD-531 is an ultra-rapid-acting formulation of recombinant human insulin (RHI) at a concentration of 400 units/ml (U-400) combined with EDTA, citrate and magnesium sulfate. In the Phase 1 Study 3-150, the results of which were released in February 2014 (see http://investor.biodel.com/releasedetail.cfm?ReleaseID=825395), BIOD-531 administered to non-diabetic, obese volunteers demonstrated ultra-rapid absorption and onset of action compared to Humalog® Mix 75/25 and Humulin® R U-500, and had an extended duration of action expected to be suitable for basal insulin needs.

The Phase 2a Study 3-152 (see http://investor.biodel.com/releasedetail.cfm?ReleaseID=865429), which completed in August 2014, demonstrated that a single dose of BIOD-531 conferred better postprandial glucose control for two consecutive meals compared to Humalog® Mix 75/25 or Humulin® R U-500 when administered to type 2 diabetes patients with moderate insulin resistance (insulin dose requirement between 50-150 units/day). Postprandial glucose control with BIOD-531 dosed after the standardized meal was also superior to the control provided by the comparators dosed prior to the standardized meal.

The results of this recently completed Phase 2a Study 3-151 demonstrate that BIOD-531 may confer similar clinically meaningful benefits of superior mealtime coverage and adequate basal duration for diabetes patients with higher degrees of insulin resistance and insulin dose requirements.

Pre-Meal Administration of BIOD-531 vs. Pre-Meal Administration of Humalog® Mix 75/25

BIOD-531 was associated with superior glucose control compared to Humalog® Mix 75/25 during the post-breakfast period (the primary efficacy endpoint for the study) and throughout the 24-hour period of observation. BIOD-531 administered immediately before breakfast (pre-meal) achieved significantly lower mean glucose concentrations than did Humalog® Mix 75/25 administered immediately before breakfast. The mean glucose concentration in the 330 minutes after breakfast was 164.6 ± 11.8 mg/dl with BIOD-531 treatment compared to 179.9 ± 10.0 mg/dl with Humalog® Mix 75/25 treatment (p=0.009). The percentage of glucose readings within the target range of 70-180 mg/dl in this post-breakfast period was increased following BIOD-531 treatment (65.3 ± 10.4%) compared to Humalog® Mix 75/25 treatment (49.0 ± 9.0%, p=0.004). Mean glucose concentrations were also significantly improved in the period from breakfast to dinner with pre-meal BIOD-531. Over the course of the breakfast to dinner period, pre-meal BIOD-531 was associated with an average glucose concentration of 165.0 ± 14.8 mg/dl compared to 184.9 ± 12.9 mg/dl with Humalog® Mix 75/25 treatment (p=0.007). The percentage of glucose readings within the target range of 70-180 mg/dl in this breakfast to dinner period was increased following BIOD-531 treatment (67.0 ± 10.7%) compared to Humalog® Mix 75/25 treatment (49.0 ± 9.7%, p=0.011).

Exhibit 99.1

Pre-Meal Administration of BIOD-531 vs. Pre-Meal Administration of Humulin® R U-500

Pre-meal BIOD-531 was also associated with superior post-breakfast glucose control compared to Humulin® R U-500. Mean glucose concentrations in the 330 minutes after the standardized breakfast were 164.6 ± 11.8 mg/dl with BIOD-531 treatment compared to 178.0 ± 7.3 mg/dl with Humulin® R U-500 treatment (p=0.019). Over the course of the entire period of observation, glucose concentrations for BIOD-531 were similar to that seen with Humulin® R U-500 treatment.

Post-Meal Administration of BIOD-531 vs. Pre-Meal Administration of Humalog® Mix 75/25 and Pre-Meal Administration of Humulin® R U-500

BIOD-531 dosed 20 minutes after the start of the standardized breakfast and dinner resulted in superior glucose control over the 24-hour period of observation compared to Humalog® Mix 75/25 dosed prior to the meals. Mean glucose concentrations over the 24-hour period were 149.8 ± 11.8 mg/dl for post-meal BIOD-531 treatment compared to 172.6 ± 14.0 mg/dl for pre-meal Humalog® Mix 75/25 treatment (p=0.006). The percentage of readings within the 70-180 mg/dl target range was 71.5 ± 8.1% for post-meal BIOD-531 treatment compared to 55.7 ± 9.9% for pre-meal Humalog® Mix 75/25 treatment (p=0.025). Post-meal dosing of BIOD-531 resulted in similar overall glycemic control as observed with pre-meal Humulin® R U-500 treatment.

Safety and Tolerability

Mean visual analog scores and absolute severity scores were low for all treatment groups, suggesting excellent injection site tolerability. There were no new or unexpected safety findings in this study.

Dr. Alan Krasner, chief medical officer of Biodel, stated: “Our previous Phase 2a Study 3-152 demonstrated superior postprandial glycemic control resulting from dosing with BIOD-531 compared to marketed prandial/basal insulins in diabetic patients who use between 50-150 units per day of insulin. In the recently completed Phase 2a Study 3-151 we see similar advantages in patients who are more insulin resistant and use higher doses of insulin. The basal activity seen with BIOD-531 is also at least as effective as the comparators and would support similar dosing frequencies. Both studies also support post-meal dosing of BIOD-531, which is a unique beneficial attribute for a prandial/basal insulin.”

Dr. Errol De Souza, president and chief executive officer of Biodel, stated: “These new data add to our view that BIOD-531 has utility in the rapidly growing segment of insulin resistant patients largely treated by endocrinologists, and in the larger segment currently using pre-mixed insulins often managed by primary care physicians. Based on these exciting data from our two Phase 2a studies and the recent feedback received from the FDA on pivotal trial design, we are rapidly advancing BIOD-531 into late-stage development. Specifically, we are initiating studies to complete the toxicology and chemistry, manufacturing and controls requirements for

Exhibit 99.1

potential pivotal trials in 2016 while at the same time initiating in the second calendar quarter of 2015 a multi-dose, Phase 2b trial comparing BIOD-531 to Humalog® Mix 75/25 in type 2 diabetes patients with moderate insulin resistance.”

Exhibit 99.1

Exhibit 99.1

Study Design

Study 3-151 was a single-blinded, four-arm cross-over study. Twelve subjects were randomized and 11 patients completed the study. The patients evaluated in this study used a mean of 205.5 units of insulin per day prior to study initiation. The mean age was 55.4 years old, mean baseline HbA1c was 9.1%, mean weight was 117 kg, and mean body mass index or BMI was 39.6 kg/m2. Six subjects were routinely treated with combinations of basal and prandial insulins, three subjects were treated with basal insulin only, two with pre-mixed insulin and one with concentrated Humulin® R U-500 insulin prior to the study. Nine subjects were treated with metformin in addition to insulin prior to study initiation. Subjects were washed out of background diabetes medications (including insulins) and admitted to the research unit the evening before study drug dosing. Overnight, blood glucose concentration was stabilized at the target range of 100 ± 20 mg/dl using intravenous insulin. The intravenous insulin was discontinued no later than 15 minutes before a standardized breakfast in the morning. The subjects also received standardized lunches, dinners and bedtime snacks. Each subject underwent the following four treatments administered with breakfast and with dinner on separate days assigned in a random order: (a) BIOD-531 immediately before breakfast and dinner (pre-meal); (b) Humalog® Mix 75/25 pre-meal; (c) Humulin® R U-500 pre-meal; and (d) BIOD-531 twenty minutes after the start of the breakfast and dinner meals (post-meal). The dose for each session was 1.2 U/kg with breakfast and 0.8 U/kg with dinner. Glucose concentrations were measured every 5 minutes for a total of 1440 minutes (24 hours). The primary efficacy endpoint was average glucose concentration in the approximate 330 minute period after start of a standardized breakfast.

About BIOD-531

Biodel's concentrated insulin BIOD-531 contains 400 units per milliliter (U-400) of recombinant human insulin formulated with EDTA, citrate and magnesium sulfate. Based on its unique combination of ultra-rapid absorption with a basal duration profile, BIOD-531 may provide superior meal-time glucose control for patients using Humulin® R U-500 and pre-mixed insulins such as Humalog® Mix 75/25. Furthermore, for patients using pre-mixed prandial/basal insulins, BIOD-531 could enable patients to minimize injection volume while benefitting from the ultra-rapid onset of action.

The current unmet medical need for a concentrated ultra-rapid-acting insulin formulation exists among a subset of diabetes patients who demonstrate severe insulin resistance and require greater than 150 units of insulin daily to meet their insulin needs. Currently Eli Lilly's Humulin® R U-500 is the only concentrated insulin product on the U.S. market. Humulin® R U-500 concentrated insulin has a suboptimal pharmacokinetic and pharmacodynamic profile for prandial coverage, with a more delayed onset than U-100 regular human insulin or rapid-acting insulin analog formulations.

Exhibit 99.1

Eli Lilly and Novo Nordisk market preparations of human insulin or rapid-acting analog prandial insulins pre-mixed with intermediate-acting basal neutral protamine insulins in a variety of ratios such as 70/30, 75/25 and 50/50. Pre-mixes provide basal and bolus therapy with fewer injections per day. Pre-mixed prandial/basal insulins have a suboptimal pharmacokinetic and pharmacodynamic profile with a more delayed onset than prandial U-100 regular human insulin or rapid-acting insulin analog formulations. Pre-mixes represent approximately thirty percent of the more than $8 billion global rapid-acting prandial insulin market.

Conference Call and Webcast Information

Biodel's senior management will host a conference call on Wednesday, January 7, 2015 at 5:00 p.m. Eastern Daylight Time to discuss these results. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 407-7181 (Toll-Free US & Canada) or +1 (201) 689-8047(International). To access the call by live audio webcast, please log on to the investor section of the company's website at http://www.biodel.com. An archived version of the audio webcast will be available on Biodel's website until January 14, 2015 or by dialing +1 (877) 660-6853 (Toll Free US & Canada) or +1 (201) 612-7415(International) and entering conference ID number 13588552.

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. Biodel's product candidates are developed by applying proprietary technologies to existing drugs in order to improve their therapeutic profiles. More information about Biodel is available at www.biodel.com.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for Biodel's product candidates, potential timing, design and outcomes of clinical trials and Biodel's ability to develop and commercialize its product candidates. Forward-looking statements represent Biodel's management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding Biodel's strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Biodel's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could

Exhibit 99.1

cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the progress, timing or success of Biodel's research and development and clinical programs for Biodel's product candidates; Biodel's ability to conduct the development work necessary to finalize the formulation and design of Biodel's auto-reconstitution glucagon rescue product candidate, as well as the preclinical studies, clinical trials and manufacturing activities necessary to support the filing of a new drug application, or NDA, to the U.S. Food and Drug Administration, or FDA, for that product candidate; Biodel's ability to engage a strategic partner in the further development of Biodel's prandial ultra-rapid-acting insulin formulations, including BIOD-531, which uses regular human insulin, or RHI, as the active pharmaceutical ingredient, and Biodel's insulin analog-based formulations; the success of Biodel's formulation development work to improve the stability of Biodel's newer ultra-rapid-acting insulin analog-based formulations while maintaining the pharmacokinetic and injection site toleration characteristics associated with earlier formulations; the results of Biodel's real-time stability programs for Biodel's RHI-, insulin analog- and glucagon-based product candidates, including the reproducibility of earlier, smaller scale, stability studies and Biodel's ability to accurately project long term stability on the basis of accelerated testing; Biodel's ability to accurately anticipate technical challenges that the company may face in the development of Biodel's ultra-rapid-acting RHI- and insulin analog-based product candidates or Biodel's glucagon rescue product candidates; Biodel's ability to secure approval by the FDA for Biodel's product candidates under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act; Biodel's ability to enter into collaboration arrangements for the commercialization of Biodel's product candidates and the success or failure of any such collaborations into which the company enters, or Biodel's ability to commercialize its product candidates on its own; Biodel's ability to enforce Biodel's patents for Biodel's product candidates and Biodel's ability to secure additional patents for Biodel's product candidates; and other factors identified in our most recent annual report on Form 10-K for the fiscal year ended September 30, 2014. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

BIOD-G

CONTACT: John Graziano, +1-646-378-2942

SOURCE Biodel Inc.